GENERAL AGREEMENT FOR

CONSULTING SERVICES

This agreement ("Agreement") is made as of the 23rd day of May, 2008, by and between Chyron (hereinafter referred to as "Company"), and Michael Wheeler (hereinafter referred to as "Consultant") for the furnishing by Consultant of advisory services ("Services") with respect to various activities of the Company including but not limited to, the development of new multi media products and services arising from Company's acquisition of AXIS Graphics and the introduction and presentation of AXIS products and services to TV Station Groups, TV Networks, Newspaper, Radio and Online Groups.

Fees, Expenses, and Terms of Payment.

Company agrees to pay Consultant for Services a cash fee of $10,000 per month. The Consultant shall be solely responsible for complying with all federal, state, local and other tax laws and regulations applicable to payments received from the Company under this Agreement.

Expenses will be reimbursed for all travel related assignments including airfare, hotel accommodations, meals and other reasonable items.

Term.

The term of this Agreement shall commence on the date hereof, and shall terminate on 31st day of December 2008.

OWNERSHIP OF IDEAS, COPYRIGHTS AND PATENTS

Property of the Company. All ideas, discoveries, creations, manuscripts and properties, innovations, improvements, know-how, inventions, designs, developments, apparatus, techniques, methods, and formulae within the scope of the Consultant's service hereunder, whether patentable, copyrightable or not, which the Consultant may conceive, reduce to practice or develop while the Consultant is actually performing Services hereunder (and not at any other time during the Term in which Consultant is not actually performing Services) (collectively, the "Inventions") , alone or in conjunction with another or others, whether during or out of regular business hours, whether or not on the Company's premises or with the use of its equipment, and whether at the request or upon the suggestion of the Company or otherwise, shall be the sole and exclusive property of the Company, and the Consultant, its affiliates and its employees shall not publish any of the Inventions without the prior written consent of the Company.

Without limiting the foregoing, the Consultant also acknowledges that all original works of authorship which are made by the Consultant (solely or jointly with others) within the scope of the Consultant's service hereunder while the Consultant is actually performing Services hereunder which are protectable by copyright are "works made for hire" pursuant to the United States Copyright Act (17 U.S.C. Section 101). The Consultant hereby assigns to the Company all of the Consultant's right, title and interest in and to all of the foregoing. The Consultant further represents that, to the best of the Consultant's knowledge and belief, none of the Inventions shall violate or infringe upon any right, patent, copyright, trademark or right of privacy, or constitute libel or slander against or violate any other rights of any person, firm or corporation, and that the Consultant shall use the Consultant's best efforts to prevent any such violation.

Cooperation. At any time during the Consultant's service hereunder or after the termination of the Consultant's engagement hereunder, the Consultant shall cooperate fully with the Company and its attorneys and agents in the preparation and filing of all papers and other documents as may be required to perfect the Company's rights in and to any Inventions described in Section 5.1, including, but not limited to, joining in any proceeding to obtain letters patent, copyrights, trademarks or other legal rights with respect to any such Inventions in the United States and in any and all other countries, provided that the Company shall bear the expense of such proceedings, and that any patent or other legal right so issued to the Consultant in its name shall be assigned by the Consultant to the Company without charge by the Consultant.

Licensing and Use of Inventions. With respect to any Inventions, and work of any similar nature (from any source), whenever created, which the Consultant has not prepared or originated in the performance of the Consultant's Services hereunder, but which the Consultant provides to the Company or incorporates in any Company product or system, the Consultant hereby grants to the Company a royalty-free, fully paid-up, non-exclusive, perpetual and irrevocable license throughout the world to use, modify, create derivative works from, disclose, publish, translate, reproduce, deliver, perform, dispose of, and to authorize others so to do, all such Inventions. The Consultant shall not include in any Inventions the Consultant delivers to the Company or uses on its behalf, without the prior written approval of the Company, any material which is or shall be patented, copyrighted or trademarked by the Consultant or others unless the Consultant provides the Company with the written permission of the holder of any patent, copyright or trademark owner for the Company to use such material in a manner consistent with then-current Company policy.

CONSULTANT WARRANTIES

The Consultant warrants and represents to the Company as follows:

Any works of authorship, copyrightable material or other Inventions developed under this Agreement shall not infringe any patent, copyright, trade secret, trademark or other rights of any third party;

The execution and performance of this Agreement shall not constitute a breach or default under any contract or instrument to which the Consultant is a party, or by which it is bound, and the Consultant is under no contractual or other obligation to any third party which would prevent or limit its performance of Services under this Agreement;

The Consultant is free at the present time to disclose to the Company, without breach of any obligation to a third party, any and all information, ideas, suggestions, developments, or know-how that the Consultant shall divulge in performing the Services under this Agreement;

The Consultant has complied and shall comply with all federal, state, and local laws regarding business permits and licenses that may be required to carry out the Services to be performed under this Agreement;

The Consultant, its affiliates and the employees assigned to perform Services hereunder have and shall continue to have the knowledge, experience and skill to provide, and shall provide, the Services in a professional and timely manner; and

The Services shall at all times conform to the highest standards of ethics, workmanship and professional business standards.

LIMITATION OF LIABILITY

EXCEPT WITH RESPECT TO CLAIMS ARISING FROM OR RELATING TO GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF A PARTY, IN NO EVENT SHALL EITHER PARTY BE LIABLE (I) TO THE OTHER OR ANY THIRD PARTY FOR ANY INCIDENTAL, CONSEQUENTIAL, INDIRECT, SPECIAL, OR EXEMPLARY DAMAGES OF ANY NATURE, INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS, DATA, BUSINESS OR GOODWILL, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, OR (II) TO THE OTHER FOR DIRECT DAMAGES IN EXCESS OF THE AMOUNT OF MONEY PAID BY COMPANY TO CONSULTANT UNDER THIS AGREEMENT FOR THE SERVICES WHICH ARE THE SUBJECT OF THE CLAIM

GENERAL

Entire Agreement. This Agreement embodies the entire agreement and understanding between the Parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by the Parties hereto.

Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party against whom such waiver or consent is to be enforced. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

Assignment. The Company may assign its rights and obligations hereunder to any person or entity that succeeds to all or substantially all of the Company's business or that aspect of the Company's business in which the Consultant is principally involved. The Consultant's rights and obligations under this Agreement may not be assigned without the prior written consent of the Company and any such attempted assignment by the Consultant without the prior written consent of the Company shall be void.

Benefit. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the Parties hereto and shall inure to the benefit of their respective successors and permitted assigns. Nothing in this Agreement shall be construed to create any rights or obligations except between the Parties hereto, no other person or entity shall be regarded as a third-party beneficiary of this Agreement.

Governing Law. This Agreement and the rights and obligations of the Parties hereunder shall be construed in accordance with and governed by the law of the State of New York, without giving effect to the conflict of law principles thereof.

Jurisdiction, Venue and Service of Process. Any legal action or proceeding with respect to this Agreement shall be brought in the courts of the State of New York or of the United States of America for the State of New York. By execution and delivery of this Agreement, each of the Parties hereto accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts. Each of the Parties hereto irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to the party at its address set forth in Section 9 hereof.

Waiver Of Jury Trial. ANY ACTION, DEMAND, CLAIM OR COUNTERCLAIM ARISING UNDER OR RELATING TO THIS AGREEMENT SHALL BE RESOLVED BY A JUDGE ALONE AND EACH OF THE PARTIES WAIVES ANY RIGHT TO A JURY TRIAL THEREOF.

Severability. The Parties intend this Agreement to be enforced as written. However, (a) if any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a duly authorized court having jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law, and (b) if any provision, or part thereof, is held to be unenforceable because of the duration of such provision or the geographic area covered thereby, the Parties agree that the court making such determination shall have the power to reduce the duration and/or geographic area of such provision, and/or to delete specific words and phrases ("blue-penciling"), and in its reduced or blue-penciled form such provision shall then be enforceable and shall be enforced.

Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify, or affect the meaning or construction of, any of the terms or provisions hereof.

No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the Parties hereto, shall operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

Independent Contractor. The Company and the Consultant agree that the relationship of the Consultant to the Company is at all times that of an independent contractor and not that of an employee, partner or joint-venturer of or with the Company. The Consultant acknowledges that neither it nor any of its employees is or shall be entitled to any benefits that may be afforded to employees of the Company from time to time, including, without limitation, any insurance, employee benefit plans or Company policies that may be in effect from time to time.

Survival. Termination of this Agreement shall not cancel or terminate any rights and/or obligations which arose prior to the effective date of such termination or expiration and which must continue to give effect to their meaning at the time such right and/or obligation arose.

Counterparts. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, as well as via facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Opportunity to Review. The Consultant hereby acknowledges that the Consultant has had adequate opportunity to review these terms and conditions and to reflect upon and consider the terms and conditions of this Agreement, and that the Consultant has had the opportunity to consult with counsel of the Consultant's own choosing regarding such terms. The Consultant further acknowledges that the Consultant fully understands the terms of this Agreement and has voluntarily executed this Agreement.

COMPANY:		CONSULTANT:
CHYRON

By:	/s/ Michael Wellesley-Wesley	By:	/s/ Michael Wheeler

Name:	Michael Wellesley-Wesley	Name:	Michael Wheeler
Its:	President & CEO

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